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                                                                 EXHIBIT 5.(a)


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY CONTRACT



        THIS CONTRACT is entered into this 14th day of March, 1990, by and between the ANCHOR PATHWAY FUND, a Massachusetts business trust, (the "Trust"), and CAPITAL RESEARCH AND MANAGEMENT COMPANY, a Delaware corporation, (the "Adviser") and amends, restates and supersedes in their entirety the Investment Advisory Contracts between the Trust and the Adviser dated September 22, 1988 and March 31, 1989. The parties agree as follows:

                                       1.

        The Trust is authorized to issue shares in separate series, with each series representing interests in a separate portfolio of securities and other assets, and offers shares of seven series, which are the Growth Series, the International Series, the Growth-Income Series, the High-Yield Bond Series, the Asset Allocation Series, the U.S. Government/AAA-Rated Securities Series and the Cash Management Series (the "Series").

                                       2.

        The Trust hereby employs the Adviser to furnish advice to the Trust with respect to the investment and reinvestment of the assets of each Series of the Trust. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations to the extent herein set forth, for the compensation herein provided. The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust or the Series.

                                       3.

        The Adviser shall provide supervision of the portfolios of the Series and determine what securities or other property shall be purchased or sold by the Series, giving due consideration to the investment objectives and policies of the Series as expressed in the Trust's Declaration of Trust, By-Laws, Registration Statement under the Investment Company Act of 1940 (the "1940 Act"), Registration Statement under the Securities Act of 1933 (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the Trust's status as a regulated investment company under the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and the status of variable contracts under the diversification requirements set forth in section 817(h) of the Code and the regulations thereunder.

        The Adviser shall provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio
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securities for the Series.  With respect to such transactions and consistent with applicable laws and regulations, the Adviser may place orders with broker-dealer firms which have sold shares of other mutual funds advised by the Adviser or insurance contracts or policies for which the Trust, or any mutual fund managed by the Adviser, serves as the underlying investment or which furnish statistical and other information or services. Neither receipt by the Adviser of any such statistical and other information or services, nor any consideration given to sales of shares of mutual funds or insurance contracts or policies in selecting broker-dealer firms, shall be deemed to give rise to any requirements for abatement of the advisory fee payable pursuant to section 6 hereof.

                                       4.

     Except to the extent expressly assumed by the Adviser herein, and as provided in paragraph 5 below, the Trust shall pay all costs and expenses in connection with its operations not expressly assumed by the Adviser. Without limiting the generality of the foregoing, such costs and expenses to be incurred by the Trust shall include the following: registration and filing fees with Federal and state agencies, Blue Sky expenses, if any, expenses of shareholders' meetings, the expense of reports to existing shareholders, expenses of printing and mailing proxies and prospectuses, insurance premiums, legal and auditing fees; dividend disbursement expenses; the expense of the issuance, transfer, and redemption of Trust shares; custodian fees; printing and preparation of registration statements; taxes; compensation of Trustees who are not interested persons of the Trust; association dues; and costs of stationery, forms and certificates prepared exclusively for the Trust.

                                       5.

        Anchor Investment Adviser, Inc. (the "Business Manager") has agreed to pay the expenses incurred in connection with the organization of the Trust, and its registration as an investment company under the 1940 Act and all fees and expenses incurred on its behalf, including fees of legal counsel to the Trust which would otherwise be required to be paid by the Trust and which are incurred by the Trust prior to the initial effective date of its Registration Statement under the 1933 Act and the 1940 Act, except for the costs of any
share certificates and transfer agent fees and costs.   The agreement of the
Business Manager with respect to the payment of certain Trust expenses is contained in the Business Management Agreements(s) between the Trust and the Business Manager.

                                       6.

        The Trust shall pay to the Adviser on or before the tenth (10th) day of each month, as a fee in compensation for the
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services rendered by the Adviser during the preceding month, the sum of the following amounts:

             (a) 0.36% per annum of the first $30,000,000 of each Series' average daily net assets for each Series of the Trust other than the International Series during the month (0.66% per annum of the first $60,000,000 for the International Series).

             (b) 0.30% per annum of each Series' average daily net assets for each Series of the Trust other than the International Series in excess of $30,000,000 during the month (0.58% per annum of assets in excess of $60,000,000 for the International Series).

        The Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net assets of the Series shall be determined in the manner and on the dates set forth in the prospectus of the Trust and, on days on which the net assets are not determined, shall be as of the last preceding day on which the net assets shall have been determined.

        Upon any termination of this Contract on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

                                       7.

        Nothing contained in this Contract shall be construed to prohibit the Adviser from performing investment advisory, management or distribution services for other investment companies and other persons or companies, nor to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated business.

                                       8.

        The Adviser shall have no liability to the Trust, or its shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment or for any other act or omission in the performance of its obligations to the Trust not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

                                       9.

        The Trust has heretofore, or shall promptly, and from time to time furnish to the Adviser the following: (a) Declaration of Trust; (b) By-laws;
(c) Minutes of all shareholder meetings; (d) Minutes of all Board of Trustees meetings; (e) Registration Statements filed under the 1933 Act and the 1940 Act; (f) all

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periodic reports filed with the Securities and Exchange Commission; and (g) all amendments, subsidiary documents, interpretations, additions or deletions relating to any of the documents describe in this paragraph.

        Until notification and delivery of any of the foregoing by the Trust to the Adviser, the Adviser may rely upon the documents theretofore furnished to it.

                                      10.

        This Contract shall continue in effect until September 21, 1991. Thereafter, this Contract may be renewed from year to year with respect to each Series by mutual consent, provided that such renewal shall be specifically approved at least annually (i) by the Trustees of the Trust by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of each Series with respect to which renewal is to be effected, and (ii) by a majority of the non-interested Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Contract or the renewal thereof with respect to a Series by the vote of a majority of the outstanding voting securities of that Series, or by the Trustees of the Trust which shall include a majority of the non-interested Trustees, shall be effective to continue this Contract with respect to that Series notwithstanding (a) that this Contract or the renewal thereof has not been so approved as to any other Series or (b) that this Contract or the renewal thereof has not been approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

                                      11.

        The obligations of the Trust under this Contract are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust estate. The Adviser agrees to look solely to the assets of the Trust or each Series for the satisfaction of any liability in respect of the Trust or such Series under this Contract and will not seek recourse against such Trustees, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such satisfaction.

                                      12.

        This Contract may be terminated at any time as to a Series (or the Trust), without payment of any penalty, by the Trustees or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Series (or the Trust) on sixty (60) days' written notice to the Adviser. Similarly, the Adviser may terminate this Contact without penalty on like notice to the Trust provided, however, that this Contract may not be terminated by the Adviser unless another investment advisory
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agreement has been approved by the Trust in accordance with the 1940 Act, or after six months' written notice, whichever is earlier. This Contract shall automatically terminate in the event of its assignment (as defined in the 1940
Act).

                                      13.

        The Adviser shall report to the Board of Trustees of the Trust, or to any committee or officers of the Trust acting pursuant to the authority of the Board, at such times and in such detail as shall be reasonable and as the Board may deem appropriate in order to enable the Trust to determine that the investment policies of each Series are being observed and implemented and that the obligations of the Adviser under this Contract are being fulfilled. Any investment program undertaken by the Adviser pursuant to this Contract and any other activities undertaken by the Adviser on behalf of the Trust shall at all times be subject to any directives of the Board of Trustees or any duly constituted committee or officer of the Trust acting pursuant to the authority of the Board of Trustees.

                                      14.

        The Trust is responsible for maintaining and preserving for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the 1940 Act and for the Trust auditor's certification
relating thereto.   The Trust and the Adviser agree that in furtherance of the recordkeeping responsibilities upon the Trust under Section 31 of the 1940 Act and the rules thereunder, the Adviser will maintain the following records and ledgers and will preserve the following records in the form and for the period prescribed in Rule 31a-2 of the 1940 for each Series:

             (a) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

             (b)  Records of securities borrowed and securities loaned.

             (c) Records of monies borrowed and loaned (together with a record of the collateral therefor and substitutions in such collateral).
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             (d)  Records for each transaction in portfolio securities
        indicating the broker-dealer, bank or other person with or through which such transactions are effected, including details as to the date of the purchase or sale, the quantity and unit and aggregate price of such securities, and the commission or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

             (e) A record of each brokerage order given by or on behalf of each Series for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order on behalf of each Series.

             (f) A record of all other portfolio purchases or sales showing details comparable to those prescribed in paragraph (e) above.

             (g) A record for each fiscal quarter, which shall be completed within ten days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter for each Series. The record shall indicate the consideration given to (i) sales of shares of the Trust by brokers or dealers,
        (ii) the supplying of services or benefits by brokers or underwriter or any persons affiliated therewith, and (iii) any other considerations other than the technical qualifications of the brokers and dealers as such. The record shall show the nature of the services or benefits make available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the persons responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

             (h) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase
        or sale of portfolio securities.   Where an authorization is made by a
        committee or group, a record shall be kept of the names of its members who participated in the authorization. There shall be retained as part of the record required by this paragraph any
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        memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities.

        The Adviser and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Adviser on behalf of each Series shall, at all times, remain the property of the Trust.



        IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed in duplicate originals by their officers thereunto duly authorized, as of the day and year first above written.


                                      ANCHOR PATHWAY FUND




                                      By: /S/ Robert P. Saltzman
                                          ------------------------------------
                                          Robert P. Saltzman,
                                          Chairman and Chief Executive Officer


Attest:


/S/ Susan L. Harris
-------------------------------
Susan L. Harris, Vice President
and Secretary


                                      CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                      By: /S/  James W. Ratzlaff
                                          -----------------------------------
                                          James W. Ratzlaff, Vice Chairman



Attest:


/S/ Thomas E. Terry
-------------------------------
Thomas E. Terry, Vice President
and Secretary